EXHIBIT 10.1a


                          AMENDMENT TO CREDIT AGREEMENT


          THIS AMENDMENT is entered into as of June 30, 1998 by and between FUNCO, INC., a Minnesota corporation (the "Borrower"), and MARQUETTE CAPITAL BANK, N.A. (the "Bank"). In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Borrower and the Bank agree as follows:

          1. The Credit Agreement dated June 20, 1995, by and between the Borrower and the Bank, as amended by an Amendment to Credit Agreement dated February 5, 1996 and by an Amendment to Credit Agreement and Security Agreement dated June 30, 1996 and by an Amendment to Credit Agreement dated June 30, 1997 (the "Credit Agreement"), is amended as follows:

          a. Section 2.01 of the Credit Agreement is amended to read as follows:

                    Section 2.01 Advances. Subject to the provisions of this Agreement, the Bank shall make Advances to the Borrower from time to time during the period from the date hereof to June 30, 1999, or the earlier date of termination of the Line of Credit pursuant to Section 6.02, in an aggregate amount not exceeding at any time outstanding $10,000,000.00 during the period from September 15, 1998 through December 15, 1998, and in an aggregate amount not exceeding at any time outstanding $3,000,000.00 at all other times (the "Line of Credit"). Each Advance shall be in the amount of $10,000.00 or an integral multiple thereof. Within the limits of the Line of Credit, the Borrower may borrow, prepay, and reborrow under this Section 2.01. During the period from December 28, 1998 through March 28, 1999 the Borrower shall cause the aggregate outstanding amount of Advances to be zero for 45 consecutive days.

          b. Section 2.03 of the Credit Agreement is amended to read as follows:

                    Section 2.03 Revolving Note. The obligation to repay the Advances and to pay interest and other charges, fees and expenses thereon is evidenced by the Borrower's $10,000,000.00 Amended and Restated Promissory Note dated June 30, 1998 in favor of the Bank (together with any amendments, extensions, renewals and replacements thereof, called the "Revolving Note").

          c. All references to June 30, 1998 are changed to June 30, 1999 in
          Section 2.08 of the Credit Agreement.

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          d. Section 5.01(c) of the Credit Agreement is amended to read as follows:

                    (c) As soon as available and in any event within 35 days after the end of each fiscal quarter of the Borrower: (I) the consolidated and consolidating balance sheets of the Borrower and the Subsidiaries and the summary inventory report of the Borrower as of the end of such quarter and the related consolidated and consolidating statements of income and cash flow of the Borrower and the Subsidiaries for such quarter and for the year to date, all in reasonable detail, prepared and certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP, subject, however, to year-end audit adjustments, and (ii) a Covenant Compliance Certificate completed with amounts as of the end of such quarter and executed by the chief financial officer of the Borrower.

          e. The reference to $250,000.00 is changed to $4,000,000.00 in Section
          5.10 of the Credit Agreement.

          f. Section 5.15 of the Credit Agreement is amended to read as follows:

                    Section 5.15 Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures of the Borrower and the Subsidiaries in the Borrower's fiscal year ending March 28, 1999 to exceed $6,500,000.00.

          g. Section 5.16 of the Credit Agreement is amended to read as follows:

                    Section 5.16 Consolidated Tangible Net Worth. The Borrower shall not permit the Consolidated Tangible Net Worth of the Borrower and the Subsidiaries to be less than (a) $28,000,000.00 at any time during the period from June 30, 1998 through March 27, 1999; or (b) $32,000,000.00 at any time during the period after March 27, 1999. '

          h. Section 5.17 of the Credit Agreement is amended to read as follows:

                    Section 5.17 Consolidated Current Ratio. The Borrower shall not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities of the Borrower and the Subsidiaries to be less than: (a) 2.00 to I at any time during the period from June 30, 1998 through August 23, 1998; or (b) 1.50 to I at any time during the period from August 24, 1998 through November 22, 1998; or (c) 2.00 to I at any time during the period from November 23, 1998 through March 27, 1999; or (d) 3.00 to I on March 28, 1999; or (e) 2.00 to I at any
          time after March 28,1999.

          i. Section 5.18 of the Credit Agreement is amended to read as follows:

                                       2
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                    Section 5.18 Consolidated EBITDA. The Borrower shall not at any time permit the consolidated earnings before interest, taxes, depreciation and amortization expense of the Borrower and the Subsidiaries in any period of 12 consecutive fiscal months of the Borrower designated below to be less than the amount set forth below for such period:

          12-Fiscal Month Period Ending:         Minimum Amount
          -----------------------------------------------------
          From 6/30/98 through 3/27/99           $ 8,000,000.00
          After 3/27/99                          $10,000,000.00

          j. Section 5.19 to the Credit Agreement is amended to read as follows:

                    Section 5.19 New Stores. In the Borrower's fiscal year ending March 28, 1999, the Borrower shall not permit the number of new stores opened by the Borrower minus the number of stores closed by the Borrower to exceed 65.

          k. The following Section 5.20 is added to Article V of the Credit
          Agreement:

                    Section 5.20 Year 2000 Compliance. "Year 2000 Compliant" means, with regard to any person or entity, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such person or entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario including, but not limited to, all dates in and after the year 2000. The Borrower represents and warrants to the Bank and agrees that" (a) on or before June 30, 1999, the Borrower will make due inquiry to determine whether the computer applications and hardware of the Borrower and the Borrower's material suppliers will be Year 2000 Compliant by January 1, 2000; and (b) the Borrower has a plan in place to become Year 2000 Compliant by January 1, 2000, and the Borrower agrees to devote adequate resources toward, diligently pursue, and take reasonable actions necessary to complete such plan and become Year 2000 Compliant by January 1, 2000; and (c) the Borrower agrees to deliver to the Bank such information as may be available in the normal course of business regarding the plans and progress of the Borrower toward becoming Year 2000 Compliant as the Bank may reasonably request from time to time including, but not limited to, any existing assessment by a third party of the Borrower's efforts to become Year 2000 Compliant; and (d) the Borrower agrees to notify the Bank when the Borrower becomes aware that one if its material suppliers is not Year 2000 compliant; and (e) at the Bank's request from time to time, the Borrower shall deliver to the Bank a copy of any existing audits of the Borrower's plans and progress to become Year 2000 Compliant by January 1, 2000, and solely at the Bank's expense, the Borrower shall permit the Bank and the Bank's representatives to conduct audits of the Borrower's operations for such purpose. Breach of any

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          representation, warranty or agreement in this paragraph, or failure of the Borrower to become Year 2000 Compliant by January 1, 2000 shall constitute an Even of Default under this agreement.

          2. Except as amended or terminated herein or herewith, all provisions of the Credit Agreement and all other agreements of the parties remain in full force and effect. No provision of this Amendment can be amended, modified, waived or tenninated, except by a writing executed by the Borrower and the Bank. The Borrower shall pay to the Bank on demand all of the Bank's costs and expenses, including but not limited to reasonable attorneys' fees and legal expenses, in connection with this Amendment, the writings executed herewith, and the transactions described herein and therein. This Amendment shall bind and benefit the parties and their respective successors and assigns; provided, the Borrower shall not assign any of its rights or obligations under this Amendment without the prior written consent of the Bank, and any assignment in violation of this sentence shall be null and void. This Amendment and the Credit Agreement as amended herein shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

          Executed as of the date first above written.

          FUNCO, INC.

            By      /s/ Robert M. Hiben
                   ----------------------------------------

            Title   CFO
                   ----------------------------------------



          MARQUETTE CAPITAL BANK, N.A.

            By      /s/ Margaret Mary Yanez
                   ---------------------------------------

            Title   Vice President
                   ---------------------------------------

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                      AMENDED AND RESTATED PROMISSORY NOTE

                                                              Date: June 30,1998

          For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the $10,000,000.00 Amended and Restated Promissory Note of Funco, Inc. dated June 30, 1997, payable to the order of Marquette Capital Bank, N.A., is amended and restated to read as follows:

$10,000,000.00                                            Minneapolis, Minnesota

          FOR VALUE RECEIVED, on June 30, 1999, the undersigned, FUNCO, INC., promises to pay to the order of MARQUETTE CAPITAL BANK, N.A. (the "Bank"), at its office in Minneapolis, Minnesota, or at such other place as any present or future holder of this Note may designate from time to time, the principal sum of
(i) $10,000,000.00, or (ii) the aggregate unpaid principal amount of all advances of credit made by the Bank to the undersigned pursuant to this Note as shown in the records of any present or future holder of this Note, whichever is less, plus interest thereon from the date of each advance in whole or in part included in such amount until this Note is fully paid, computed on the basis of the actual number of days elapsed and a 360-day year, at an annual rate that shall always be 2.50% per annum in excess of the Index Rate and that shall change when and as the Index Rate shall change. Interest is due and payable on the last day of each month and at maturity. In each calendar month, "Index Rate" means the average 1-month LIBOR Rate published in The Wall Street Journal in the previous calendar month. If the Index Rate is no longer available, the Bank may select a comparable rate to be used as the Index Rate under this Note. The Bank may lend to its customer at rates that are equal to, greater than, or less than the Index Rate. Notwithstanding the foregoing, after an Event of Default this Note shall bear interest until paid at 2.00% per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Index Rate. The undersigned shall not permit the unpaid principal balance of this Note to exceed $3,000,000.00, except during the period from September 15, 1998 through December 15, 1998.

          All or any part of the unpaid balance of this Note may be prepaid at any time without penalty. At the option of the then holder of this Note, any payment under this Note may be applied first to the payment of other charges, fees and expenses under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, and third to the payment of principal. Also, at the option of the holder of this Note, if there is any overpayment of interest under this Note, the holder may hold the excess and apply it to future interest accruing under this Note. Amounts may be advanced and readvanced under this Note, provided the principal balance outstanding shall not exceed $10,000,000.00 during the period from September 15, 1998 through December 15, 1998, and shall not exceed $3,000,000.00 at any other time.

          The occurrence of an Event of Default under the Credit Agreement dated June 20, 1995 by and between the undersigned and the Bank, as it may be amended and replaced from time to time, shall constitute an Event of Default under this Note.

          Upon the commencement of any proceeding under any bankruptcy law by or against any maker of this Note, this Note automatically shall become immediately due and payable for the entire unpaid principal balance of this Note plus accrued interest and other charges, fees and expenses under this Note without any declaration, presentment, demand, protest, or other notice

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of any kind. Upon the occurrence of any other Event of Default and at any time thereafter, the then holder of this Note may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall become immediately due and payable for the entire unpaid principal balance of this Note plus accrued interest and other charges on this Note without any presentment, demand, protest or other notice of any kind.

          The undersigned (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; and (ii) agrees that when or at any time after this Note becomes due the then holder of this Note may offset or charge the full amount owing on this Note against any account then maintained by the undersigned with such holder of this Note without notice. Interest on any amount under this Note shall continue to accrue, at the option of any present or future holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

          The extensions of credit under this Note are made under Section 47.59 of the Minnesota Statutes. No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly, concurrently or successively. This Note shall bind the undersigned and the successors and assigns of the undersigned. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

          THE UNDERSIGNED REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE UNDERSIGNED HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE.


          Executed as of June 30, 1998.


          FUNCO, INC.

            By      /s/ Robert M. Hiben
                   ----------------------------------------

            Title   CFO
                   ----------------------------------------




Marquette Capital Bank, N.A. agrees to this Amended and Restated Promissory
Note.


          Executed as of June 30, 1998.



          MARQUETTE CAPITAL BANK, N.A.

            By      /s/ Margaret Mary Yanez
                   ----------------------------------------

            Title   Vice President
                   ----------------------------------------